Exhibit 32.4

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Thomas J. Fernandes, Chief Financial Officer of GreenHaven Commodity Services, LLC, the Managing Owner of GreenHaven Continuous Commodity Index Master Fund (the “Master Fund”), hereby certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Master Fund’s Annual Report on Form 10-K for the period ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Master Fund.

/s/ Thomas J. Fernandes
Thomas J. Fernandes
Chief Financial Officer

Date: February 28, 2012